Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-208410 and 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated September 23, 2019, relating to the financial statements of The Procter & Gamble 1-4-1 Plan, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended June 30, 2019.

/s/Deloitte LLP
DELOITTE LLP

Reading, United Kingdom
September 23, 2019